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                                  EXHIBIT 99.1

                             JOINT FILING STATEMENT



      Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 13, 2001


                                          By  /s/ Patrick K. Brady
                                              --------------------------
                                              Patrick K. Brady


                                          By  /s/ Catherine R. Brady
                                              --------------------------
                                              Catherine R. Brady